December 2021

Pricing Supplement filed pursuant to Rule 424(b)(2) dated December 23, 2021 / Registration Statement No. 333-253421

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

GS Finance Corp.

$1,580,000 Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the S&P 500® Index.

We may redeem your securities at our discretion at 100% of their principal amount plus any coupon then due on any coupon payment date on or after March 28, 2022 up to the coupon payment date on September 28, 2022.

Unless previously redeemed, on each coupon observation date (i) if the index closing value is less than the downside threshold level (3,780.632, which represents 80.00% of the initial index value of 4,725.79), you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value is greater than or equal to the downside threshold level, you will receive on the applicable coupon payment date a payment of $18.00 for each $1,000 principal amount of your securities.

At maturity, if not previously redeemed, (i) if the final index value on the valuation date is greater than or equal to the downside threshold level you will receive the principal amount of your securities plus the coupon then due and (ii) if the final index is less than the downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of the underlying index.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•	if the final index value is greater than or equal to the downside threshold level, $1,018.00 ($1,000 plus the final coupon) (you will not participate in any appreciation of the underlying index); or
•

if the final index value is less than the downside threshold level, the product of (i) $1,000 times (ii) the index performance factor (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion of the principal amount of their securities.

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $981 per $1,000 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your securities, if it makes a market in the securities, see the following page.

Your investment in the securities involves risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-12. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	December 29, 2021	Original issue price:	100.00% of the principal amount
Underwriting discount:	1.50% ($23,700 in total)*	Net proceeds to the issuer:	98.50% ($1,556,300 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $15.00 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 4,793 dated December 23, 2021

The issue price, underwriting discount and net proceeds listed above relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $981 per $1,000 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $19 per $1,000 principal amount)

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through March 27, 2022, as described below). On and after March 28, 2022, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $19 initial additional amount:

•$4 will decline to zero on a straight-line basis from the time of pricing through March 27, 2022; and

•$15 will decline to zero on a straight-line basis from January 23, 2022 through February 5, 2022.

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•General terms supplement no. 2,913 dated June 17, 2021

•Underlier supplement no. 25 dated October 26, 2021

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price,” “closing value,” “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 25 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “pricing date” and “underlying index publisher”, respectively.

December 2021

December 2021

Registration Statement No. 333-253421

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

GS Finance Corp.

$1,580,000 Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the S&P 500® Index.

We may redeem your securities at our discretion at 100% of their principal amount plus any coupon then due on any coupon payment date on or after March 28, 2022 up to the coupon payment date on September 28, 2022.

Unless previously redeemed, on each coupon observation date (i) if the index closing value is less than the downside threshold level (3,780.632, which represents 80.00% of the initial index value of 4,725.79), you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value is greater than or equal to the downside threshold level, you will receive on the applicable coupon payment date a payment of $18.00 for each $1,000 principal amount of your securities.

At maturity, if not previously redeemed, (i) if the final index value on the valuation date is greater than or equal to the downside threshold level you will receive the principal amount of your securities plus the coupon then due and (ii) if the final index is less than the downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of the underlying index.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•	if the final index value is greater than or equal to the downside threshold level, $1,018.00 ($1,000 plus the final coupon) (you will not participate in any appreciation of the underlying index); or
•

if the final index value is less than the downside threshold level, the product of (i) $1,000 times (ii) the index performance factor (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion of the principal amount of their securities.

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Aggregate principal amount:	$1,580,000
Underlying index:	S&P 500® Index (Bloomberg Symbol “SPX Index”)
Pricing date:	December 23, 2021
Original issue date:	December 29, 2021
Coupon observation dates:	as set forth under “Coupon observation dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Valuation date:	the last coupon observation date, December 23, 2022, subject to postponement
Stated maturity date:	December 29, 2022, subject to postponement
Estimated value:	approximately $981 per security
Early redemption right:

we have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date occurring on March 28, 2022 and ending with the coupon payment date occurring on September 28, 2022. If we elect to exercise our redemption right, we will deliver a notice of redemption on or prior to the coupon observation date immediately preceding the applicable coupon payment date (as such coupon observation date may be postponed as provided herein). No payments will be made after the securities have been redeemed.

Payment at maturity:

if the final index value is greater than or equal to the downside threshold level, $1,000 plus the final coupon; or

if the final index value is less than the downside threshold level, $1,000 × the index performance factor

This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 20.00% and could be zero.

Initial index value:	4,725.79, which is equal to the index closing value on the pricing date
Final index value:	the index closing value on the valuation date

December 2021

Downside threshold level:	3,780.632, which represents 80.00% of the initial index value
Contingent quarterly coupon:

•if the index closing value on the applicable coupon observation date is greater than or equal to the downside threshold level, $18.00 per security; or

•if the index closing value on the applicable coupon observation date is less than the downside threshold level, $0.00

Index performance factor:	the final index value / the initial index value
CUSIP / ISIN:	40057KJF1 / US40057KJF12
Stated principal amount/Original issue price:	$1,000 per security / 100% of the principal amount
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

Coupon observation dates*	Coupon payment dates**
March 23, 2022	March 28, 2022
June 23, 2022	June 28, 2022
September 23, 2022	September 28, 2022
December 23, 2022 (valuation date)	December 29, 2022 (stated maturity date)

*Subject to postponement as described under “Additional Information About the Securities — Additional Provisions — Postponement of coupon observation dates” on page PS-27 of this pricing supplement

**Subject to postponement as described under “Additional Information About the Securities — Additional Provisions — Postponement of coupon payment dates” on page PS-27 of this pricing supplement

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Final Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 22, 2021, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated March 22, 2021, for Medium-Term Notes, Series F, references to the “accompanying underlier supplement no. 25” mean the accompanying underlier supplement no. 25 dated October 26, 2021 and references to the “accompanying general terms supplement no. 2,913” mean the accompanying general terms supplement no. 2,913, dated June 17, 2021, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

Investment Summary

The Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value is at or above 80.00% of the initial index value, which we refer to as the downside threshold level, on the related coupon observation date. If the index closing value is less than the downside threshold level on any coupon observation date, we will not pay any coupon for the related quarterly period. If the securities are redeemed early, no more contingent quarterly coupon payments will be made. It is possible that the index closing value could remain below the downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if the underlying index was to be at or above the downside threshold level on some quarterly coupon observation dates, the underlying index may fluctuate below the downside threshold level on others. In addition, if the securities have not been redeemed by us prior to maturity and the final index value is less than the downside threshold level, investors will be fully exposed to the decline in the underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 80.00% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of the underlying index.

Maturity:	Approximately 1 year (unless redeemed early)
Contingent quarterly coupon :

•If the index closing value on the applicable coupon observation date is greater than or equal to the downside threshold level, $18.00; or

•If the index closing value on the applicable coupon observation date is less than the downside threshold level, $0.00

Early redemption right:

We have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date occurring on March 28, 2022 and ending with the coupon payment date occurring on September 28, 2022.  If we elect to exercise our redemption right, we will deliver a notice of redemption on or prior to the coupon observation date immediately preceding the applicable coupon payment date (as such coupon observation date may be postponed as provided herein). No payments will be made after the securities have been redeemed.

Payment at maturity:

•If the final index value is greater than or equal to the downside threshold level, $1,000 plus the final coupon; or

•If the final index value is  less than the downside threshold level, $1,000 × the index performance factor

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value is at or above the downside threshold level on the related coupon observation date. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a significant portion of the principal of their securities in exchange for an opportunity to earn a coupon at an above current market rate if the underlying index closes at or above the downside threshold level on each quarterly coupon observation date until the securities are redeemed by us or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not been

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

redeemed by us) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 80.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are redeemed prior to maturity

This scenario assumes that we redeemed your securities, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on any coupon payment date on or after March 28, 2022 but prior to maturity. If the securities are redeemed by us, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not redeemed prior to maturity and investors receive principal back and a final coupon at maturity

This scenario assumes that the securities are not redeemed by us and that the underlying index closes at or above the downside threshold level on some quarterly coupon observation dates, but closes below the downside threshold level on the others. Consequently, investors receive the contingent quarterly coupon for the quarterly periods for which the index closing value is at or above the downside threshold level on the related coupon observation date, but not for the quarterly periods for which the index closing value is below the downside threshold level on the related coupon observation date. On the valuation date, the underlying index closes at or above the downside threshold level. At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final coupon observation date.

Scenario 3: the securities are not redeemed prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that the securities are not redeemed by us and that the underlying index closes at or above the downside threshold level on some quarterly coupon observation dates, but closes below the downside threshold level on the others. Consequently, investors receive the contingent quarterly coupon for the quarterly periods for which the index closing value is at or above the downside threshold level on the related coupon observation date, but not for the quarterly periods for which the index closing value is below the downside threshold level on the related coupon observation date. On the valuation date, the underlying index closes below the downside threshold level. At maturity, investors will receive an amount equal to the product of the stated principal amount times the index performance factor. Under these circumstances, the payment at maturity will be less than 80.00% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

 How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing value on each quarterly coupon observation date and (2) the final index value. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

We may, at our discretion, redeem the securities, regardless of the performance of the underlying index, on any coupon date commencing with the coupon payment date occurring in March 2022 and ending with the coupon payment date occurring in September 2022.

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Contingent quarterly coupon:	$18.00 per security
Initial index value:	4,725.79
Downside threshold level:	3,780.632 (80.00% of the initial index value)

How to determine whether a contingent quarterly coupon is payable with respect to a coupon observation date (if the securities previously have not been redeemed):

Hypothetical Coupon Observation Date	Underlying Index Closing Value	Contingent Quarterly Coupon (per security)
#1	3,900.00 (at or above the downside threshold level)	$18.00
#2	2,300.00 (below the downside threshold level)	$0.00
#3	3,000.00 (below the downside threshold level)	$0.00
#4	900.00 (below the downside threshold level)	$0.00

On hypothetical coupon observation date #1, the underlying index closes below the initial index value but at or above the downside threshold level. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #2 through #4, the underlying index closes below the downside threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the index closing value is below the downside threshold level on the related coupon observation date.

How to calculate the payment at maturity (if the securities previously have not been redeemed):

Example	Underlying Index Closing Value (Final Index Value)	Payment at Maturity (per security)
#1	3,800.00 (at or above the downside threshold level)	$1,018.00 (the stated principal amount + the contingent quarterly coupon with respect to the final coupon observation date)
#2	1,181.45 (below the downside threshold level)	$1,000 × (1,181.45 / 4,725.79) = $250.00

In example #1, the final index value is at or above the downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final coupon observation date. Investors will not participate in any appreciation of the underlying index.

In example #2, the final index value is below the downside threshold level. Therefore, investors are exposed to the downside performance of the underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor.

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

If the final index value is below the downside threshold level, you will be exposed to the downside performance of the underlying index at maturity, and your payment at maturity will be less than $800.00 per security and could be zero.

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that various hypothetical index closing values on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of index closing values that are entirely hypothetical; no one can predict what the index closing value will be on any day throughout the life of your securities, or what the final index value will be on the valuation date. The underlying index has been highly volatile in the past — meaning that the index closing value has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying index and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Downside threshold level	80.00% of the initial index value

The securities have not been redeemed

Neither a market disruption event nor a non-index business day occurs on any originally scheduled coupon observation date or the originally scheduled valuation date

No change in or affecting any of the underlying index stocks or the method by which the underlying index publisher calculates the underlying index

Securities purchased on original issue date at the stated principal amount and held to the stated maturity date

For these reasons, the actual performance of the underlying index over the life of your securities and the actual index closing value on any coupon observation date, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying index during recent periods, see “The Underlying Index — Historical Index Closing Values” below. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the offered securities. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

If the securities are not redeemed, the amount we would deliver for each $1,000 principal amount of your securities on the stated maturity date will depend on the performance of the underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been redeemed and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values and are expressed as percentages of the initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value and the assumptions noted above.

The Securities Have Not Been Redeemed
Hypothetical Final Index Value (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity if the Securities Have Not Been Redeemed (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
100.000%	100.000%*
95.000%	100.000%*
90.000%	100.000%*
85.000%	100.000%*
80.000%	100.000%*
79.999%	79.999%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%
*Does not include the final coupon

If, for example, the securities have not been redeemed and the final index value were determined to be 25.000% of the initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value were determined to be zero, you would lose your entire investment in the securities. In addition, if the final index value were determined to be 150.000% of the initial index value, the payment at maturity (excluding the final coupon) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value over the initial index value.

The payments on a coupon payment date or at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

December 2021

GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the securities do not guarantee the payment of interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this pricing supplement.

We cannot predict the actual index closing values of the underlying index on any day, the final index value or what the market value of your securities will be on any particular index business day, nor can we predict the relationship between the index closing value and the market value of your securities at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the securities will receive on each coupon payment date, the actual amount that a holder will receive at maturity, if any, and the rate of return on the offered securities will depend on whether or not the securities are redeemed and on the actual index closing value on the coupon observation dates and the actual final index values determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your securities, if any, and the cash amount to be paid in respect of your securities on the stated maturity date, if any, may be very different from the information reflected in the examples above.

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 25 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 2,913. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 25 and the accompanying general terms supplement no. 2,913. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., the stocks comprising the underlying index to which your securities are linked. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Subject to our redemption right, the cash payment on your securities, if any, on the stated maturity date will be based on the performance of the S&P 500® Index as measured from the initial index value to the index closing value on the valuation date. If the final index value is less than the downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value over the term of the securities, and you will lose a significant portion or all of your interest. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the securities will be based on the performance of the underlying index, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Not Receive a Coupon on Any Coupon Payment Date

If the index closing value on the related coupon observation date is less than the downside threshold level, you will not receive a coupon payment on the applicable coupon payment date. If the index closing value is less than the downside threshold level on every coupon observation date, the overall return you earn on your securities will be zero or less and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

We Are Able to Redeem Your Securities at Our Option

On each coupon payment date commencing on the coupon payment date occurring on March 28, 2022 and ending on the coupon payment date occurring on September 28, 2022, we will be permitted to redeem your securities at our option. Furthermore, our option to redeem your securities may adversely affect the value of your securities. It is our sole option whether to redeem your securities prior to maturity and we may or may not exercise this option for any reason. Many factors may influence the likelihood of your securities being redeemed.  In general, we will be more likely to redeem the securities when we expect the index closing value to be at or above the downside threshold level

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on the next coupon observation date.  On the other hand, we will be less likely to redeem the securities when we expect the index closing value to be below the downside threshold level on the next coupon observation date, such that you will receive no coupons and/or that you may suffer a significant loss on your initial investment in the securities at maturity. Because of this redemption option, the term of your securities could be anywhere between three months and twelve months. No further payments will be made on the securities if they are redeemed.

The Coupon Does Not Reflect the Actual Performance of the Underlying Index from the Pricing Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date and Investors Will Not Participate in Any Appreciation of the Underlying Index

The coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the index closing values between the pricing date and any coupon observation date or between two coupon observation dates. You will not participate in any appreciation of the underlying index, and the return on the securities will be limited to the coupons, if any, that are paid with respect to each coupon observation date.  Accordingly, the coupons, if any, on the securities may be less than the return you could earn on another instrument linked to the underlying index that pays coupons based on the performance of either underlying index from the pricing date to any coupon observation date or from coupon observation date to coupon observation date.

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Value of the Underlying Index

If your securities are not redeemed and the final index value is less than the downside threshold level, you will lose all or a substantial portion of your investment in the securities. This means that while a drop of up to 20.00% between the initial index value and the final index value will not result in a loss of principal on the securities, a decrease in the final index value to less than 80.00% of the initial index value will result in a loss of a significant portion of the stated principal amount of the securities despite only a small incremental change in the value of the underlying index.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

The underlying index publisher calculates the value of an underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your securities will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the underlying index stock issuer. See “—Investing in the securities is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables,

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including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•	the value of the underlying index;
•	the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying index;
•	the dividend rates of the underlying index stocks;
•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying index;

•	interest rates and yield rates in the market;
•	the time remaining until your securities mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

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These factors, and many other factors, will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before maturity, you may receive less than the principal amount of your securities or the amount you may receive at maturity.

You cannot predict the future performance of the underlying index based on its historical performance. The actual performance of the underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Value of the Underlying Index Changes, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently than the performance of the underlying index. Changes in the values of the underlying index may not result in a comparable change in the market value of your securities. Even if the value of the underlying index increases above the downside threshold level during some portion of the life of the securities, the market value of your securities may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

Investing in the Securities is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying index and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

Risks Related to Conflicts of Interest

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs has hedged or expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying index or the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying index or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying index or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underlying index — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indexes, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

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Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying index or underlying index stocks. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stocks or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Underlying Index

The Policies of the Underlying Index Publisher and Changes That Affect the Underlying Index or the Underlying Index Stocks Comprising the Underlying Index Could Affect the Payment at Maturity and the Market Value of the Securities

The policies of the underlying index publisher concerning the calculation of the value of the underlying index, additions, deletions or substitutions of underlying index stocks and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment on a coupon payment date or at maturity and the market value of your securities before a coupon payment date or the stated maturity date. The payment on a coupon payment date or at maturity and the market value of your securities could also be affected if the underlying index publisher changes these policies, for example, by changing the manner in which it calculates the underlying index value or if the underlying index publisher discontinues or suspends calculation or publication of the value of the underlying index, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing value of the underlying index on any such date — and thus the payment on a coupon payment date or at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing index value on any index business day and the coupon or payment on a coupon payment date or at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” on page S-25 and “— Role of Calculation Agent” on page S-26 of the accompanying general terms supplement no. 2,913.

Risks Related to Tax

The Tax Consequences of an Investment in Your Securities Are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income

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Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

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The Underlying Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” on page S-107 of the accompanying underlier supplement no. 25.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Historical Index Closing Values

The index closing values have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying index has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value during any period shown below is not an indication that the underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values as an indication of the future performance of the underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying index or the underlying index stocks will result in your receiving any coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying index. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlying index. The actual performance of the underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of the underlying index for each of the four calendar quarters in 2016, 2017, 2018, 2019, 2020 and 2021 (through December 23, 2021). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Index Closing Values of the Underlying Index

	High	Low	Period End

2016
Quarter ended March 31	2,063.95	1,829.08	2,059.74
Quarter ended June 30	2,119.12	2,000.54	2,098.86
Quarter ended September 30	2,190.15	2,088.55	2,168.27
Quarter ended December 31	2,271.72	2,085.18	2,238.83
2017
Quarter ended March 31	2,395.96	2,257.83	2,362.72
Quarter ended June 30	2,453.46	2,328.95	2,423.41
Quarter ended September 30	2,519.36	2,409.75	2,519.36

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	High	Low	Period End
Quarter ended December 31	2,690.16	2,529.12	2,673.61
2018
Quarter ended March 31	2,872.87	2,581.00	2,640.87
Quarter ended June 30	2,786.85	2,581.88	2,718.37
Quarter ended September 30	2,930.75	2,713.22	2,913.98
Quarter ended December 31	2,925.51	2,351.10	2,506.85
2019
Quarter ended March 31	2,854.88	2,447.89	2,834.40
Quarter ended June 30	2,954.18	2,744.45	2,941.76
Quarter ended September 30	3,025.86	2,840.60	2,976.74
Quarter ended December 31	3,240.02	2,887.61	3,230.78
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,974.54	3,700.65	3,972.89
Quarter ended June 30	4,297.50	4,019.87	4,297.50
Quarter ended September 30	4,536.95	4,258.49	4,307.54
Quarter ending December 31 (through December 23, 2021)	4,725.79	4,300.46	4,725.79

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The graph below shows the daily historical index closing values from January 1, 2016 through December 23, 2021. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P 500® Index

Closing Level
5000
4000
3000
2000
1000
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

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Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.  In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a tax exempt organization;
•	a partnership;
•	a person that owns a security as a hedge or that is hedged against interest rate risks;
•	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underlying index. Except as otherwise stated below, the discussion herein assumes that your securities will be so treated.

Contingent quarterly coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

Upon the sale, exchange, redemption or maturity of your securities, you should recognize short-term capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid contingent quarterly coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than described above is more appropriate. In particular, the Internal Revenue Service could treat your securities as short-term contingent debt instruments. The discussion below addresses the tax treatment of your securities if they are treated as short-term contingent debt instruments.

Although there is no authority that specifically addresses the tax treatment of short-term debt-instruments that provide for contingent payments, except with respect to any contingent quarterly coupon payments, it is likely that you should not recognize any income prior to the sale, exchange, redemption or maturity of the securities. If you are an initial purchaser of the securities, upon the maturity or redemption of your securities you should recognize either ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your securities at such time (other than amounts attributable to any contingent quarterly coupon payments) and the amount you paid for your securities. Upon a sale or exchange of your securities prior to the maturity or redemption of your securities, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your securities and the amount received by you upon such sale or exchange (other than amounts attributable to any contingent quarterly coupon payments), unless you sell or exchange your securities between the determination date and the maturity date, in which case it would be reasonable for you to treat substantially all of any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. You may be required to defer interest deductions that are allocable to your purchase of the securities. For more information, please see the discussion under “United States Taxation— Taxation of Debt Securities—United States Holders— Short-Term Debt Securities” in the accompanying prospectus.

It is possible that your securities could be treated in the manner described above, except that any gain or loss that you recognize at maturity or redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the securities and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent quarterly coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the contingent quarterly coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the contingent quarterly coupon payments were characterized as contract fees). Withholding also may not apply to contingent quarterly coupon payments made to you if: (i) the contingent quarterly coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the contingent quarterly coupon payments are attributable to a permanent establishment that you maintain in the United States, if

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities and, notwithstanding that we do not intend to treat each security as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each security for U.S. federal income tax purposes are possible. Should an alternative characterization of each security by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent quarterly coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to your securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying index during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent quarterly coupon payments or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

 Additional Information About the Securities

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-14 of the accompanying general terms supplement no. 2,913. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 2,913.

Please read this information in conjunction with the final terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	S&P Dow Jones Indices LLC
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Regular record date:	The scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Postponement of valuation date:	As described under "Supplemental Terms of the Notes — Determination Date” on page S-15 of the accompanying general terms supplement no. 2,913
Postponement of coupon observation dates:	As described under " Supplemental Terms of the Notes — Coupon Payments — Coupon Observation Dates” on page S-24 of the accompanying general terms supplement no. 2,913
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-15 of the accompanying general terms supplement no. 2,913
Postponement of coupon payment dates:	As described under " Supplemental Terms of the Notes — Coupon Payments — Coupon Payment Dates” on page S-23 of the accompanying general terms supplement no. 2,913
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-36 of the accompanying general terms supplement no. 2,913
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-35 of the accompanying general terms supplement no. 2,913
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-35 of the accompanying general terms supplement no. 2,913
FDIC:	The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-41 of the accompanying general terms supplement no. 2,913
ERISA:	As described under “Employee Retirement Income Security Act” on page S-42 of the accompanying general terms supplement no. 2,913
Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-49 of the accompanying general terms supplement no. 2,913 and “Plan of Distribution — Conflicts of Interest” on page 129 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $15.00, or 1.50% of the principal amount, for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on December 29, 2021. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

About Your Securities:

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•General terms supplement no. 2,913 dated June 17, 2021

•Underlier supplement no. 25 dated October 26, 2021

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price,” “closing value,” “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 25 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “pricing date” and “underlying index publisher”, respectively.

Validity of the Securities and Guarantee:

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 23, 2021, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on February 23, 2021

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GS Finance Corp Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022 Principal at Risk Securities

December 2021

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 25, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 25, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 25, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$1,580,000

GS Finance Corp.

Contingent Income Callable Securities Based on the Value of the S&P 500® Index due December 29, 2022

Principal at Risk Securities

Goldman Sachs & Co. LLC